                                                                    Exhibit 99.1

                                  SCHEDULE 13D

CUSIP No. 59156R108                                           Page 8 of 10 Pages


                             JOINT FILING AGREEMENT

   Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the Statement on Amendment No. 38 to Schedule 13D, to which this exhibit is attached, is filed on his or her behalf.

   Dated: August 3, 2009

                *
   ----------------------------
   C. Robert Henrikson

                *
   ----------------------------
   Sylvia Mathews Burwell

                *
   ----------------------------
   Eduardo Castro-Wright

                *
   ----------------------------
   Burton A. Dole, Jr.

                *
   ----------------------------
   Cheryl W. Grise

                *
   ----------------------------
   R. Glenn Hubbard

                *
   ----------------------------
   John M. Keane

                *
   ----------------------------
   Alfred F. Kelly, Jr.

                *
   ----------------------------
   James M. Kilts

                *
   ----------------------------
   Catherine R. Kinney

                                  SCHEDULE 13D

CUSIP No. 59156R108                                           Page 9 of 10 Pages


                *
   ----------------------------
   Hugh B. Price

                *
   ----------------------------
   David Satcher, M.D.

                *
   ----------------------------
   Kenton J. Sicchitano

                *
   ----------------------------
   William C. Steere, Jr.

                *
   ----------------------------
   Lulu C. Wang


            * By /s/ Jeffrey A. Welikson
                 ------------------------
                 Jeffrey A. Welikson
                 Attorney-in-fact